Exhibit 3.3

AMENDMENT NO. 1
TO THE
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
TWC HOLDING LLC

This Amendment No. 1 (this “Amendment”) to the Limited Liability Company Operating Agreement of TWC Holding LLC, a Delaware limited liability company (the “Company”), is entered into and shall be effective as of August 18, 2004, by and among The Veritas Capital Fund II, L.P., a Delaware limited partnership (“Veritas”), the Class A Members and Class B Members listed on the signature pages hereof and the Persons listed as Additional Members on the signature pages hereof (the “Additional Members”).

WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Operating Agreement dated as of June 30, 2004 among Veritas and certain named employees of the Wornick Group (the “Operating Agreement”); and

WHEREAS, Veritas, the Class A Members, the Class B Members and the Additional Members desire to amend the Operating Agreement to reflect (i) the admission of the Additional Members and (ii) to make certain other amendments;

NOW, THEREFORE, in consideration of the mutual agreements made herein, Veritas, the Class A Members, the Class B Members and the Additional Members hereby agree to amend the Operating Agreement as follows:

1.             Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Operating Agreement.

2.             Effective as of the date of this Amendment the Persons listed as Additional Members on the signature pages hereof are hereby admitted to the Company as Additional Class B Members.

3.             The last sentence of Section 3.3 of the Operating Agreement is hereby amended to read in its entirety as follows:

“In no event shall the aggregate Class B Percentage Interests exceed 7.875%.”

4.             Schedule A and Schedule B to the Operating Agreement are hereby amended in the forms annexed hereto to reflect the admission of General McCaffrey, Admiral Prueher and Admiral Smith as Additional Class B Members and the resulting changes to the Class A Percentage Interests of all Class A Members.

5.             All other terms of the Operating Agreement shall remain in full force and effect and by their execution of this Amendment, the Additional Members make the representations and warranties set forth in Section 5.2 of the Operating Agreement and agree to be bound by all of the terms and conditions of the Operating Agreement applicable to the Members.

6.             This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

2

IN WITNESS WHEREOF, each of Veritas, the Class A Members, the Class B Members and the Additional Members have executed this Amendment as of the date first above written.

THE VERITAS CAPITAL FUND II, L.P.

By:	/s/ Robert B. McKeon
Authorized Signatory

CLASS A MEMBERS AND CLASS B MEMBERS:

/s/ Keith Frase	/s/ Larry L. Rose
Keith Frase	Larry L. Rose

/s/ Humberto Cavazos	/s/ Jon Geisler
Humberto Cavazos	Jon Geisler

/s/ Kevin Mooi	/s/ Michael Hyche
Kevin Mooi	Michael Hyche

/s/ Lealan Westfield	/s/ John Kowalchik
Lealan Westfield	John Kowalchik

ADDITIONAL MEMBERS:

/s/ General Barry R. McCaffrey
General Barry R. McCaffrey

/s/ Admiral Joseph W. Prueher
Admiral Joseph W. Prueher

/s/ Admiral Leighton W. Smith, Jr.
Admiral Leighton W. Smith, Jr.

SCHEDULE A

Class A Members	Capital Contribution	Percentage of Class A Interests	Class A Percentage Interest
The Veritas Capital Fund II, L.P. 660 Madison Avenue New York, New York 10021 Attn: Robert B. McKeon	$35,500,000	94.6667%	87.2117%

Larry L. Rose President and Chief Executive Officer The Wornick Company 10825 Kenwood Road Cincinnati, Ohio 45242	$650,000	1.7333%	1.5968%

Keith Frase President and Chief Executive Officer The Wornick Company Right Away Division P.O. Box 55 McAllen, Texas 78505-0055 (200 N. 1st Street) McAllen, TX 78501-8700	$400,000	1.0667%	0.9827%

Jon Geisler President and Chief Executive Officer The Wornick Company Prepared Foods Division 10825 Kenwood Road Cincinnati, Ohio 45242	$400,000	1.0667%	0.9827%

Humberto Cavazos Vice President and Chief Operating Officer The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055 (200 N. 1st Street) McAllen, TX 78501-8700	$150,000	0.4000%	0.3685%

A-1

Class A Members	Capital Contribution	Percentage of Class A Interests	Class A Percentage Interest
Michael Hyche Vice President, Operations The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055 (200 N. 1st Street) McAllen, TX 78501-8700	$100,000	0.2667%	0.2457%

Kevin Mooi Vice President Operations The Wornick Company Prepared Foods Division 10825 Kenwood Road Cincinnati, Ohio 45242	$100,000	0.2667%	0.2457%

John Kowalchik Vice President Co-Manufacturing & Supply Chain The Wornick Company 10825 Kenwood Road Cincinnati, OH 45242-2811	$100,000	0.2667%	0.2457%

Lealan Westfield Vice President Supply Chain Management and Information Technology The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055 (200 N. 1st Street) McAllen, TX 78501-8700	$100,000	0.2667%	0.2457%
	$37,500,000	100.0000%	92.1250%

A-2

SCHEDULE B

Class B Members	Class B Percentage Interest

Larry L. Rose President and Chief Executive Officer The Wornick Company 10825 Kenwood Road Cincinnati, Ohio 45242	2.500%

Keith Frase President and Chief Executive Officer The Wornick Company Right Away Division P.O. Box 55 McAllen, Texas 78505-0055 (200 N. 1st Street) McAllen, TX 78501-8700	1.500%

Jon Geisler President and Chief Executive Officer The Wornick Company Prepared Foods Division 10825 Kenwood Road Cincinnati, Ohio 45242	1.500%

Humberto Cavazos Vice President and Chief Operating Officer The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055 (200 N. 1st Street) McAllen, TX 78501-8700	0.500%

Michael Hyche Vice President, Operations The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055 (200 N. 1st Street) McAllen, TX 78501-8700	0.375%

B-1

Class B Members	Class B Percentage Interest

Kevin Mooi Vice President Operations The Wornick Company Prepared Foods Division 10825 Kenwood Road Cincinnati, Ohio 45242	0.375%

John Kowalchik Vice President Co-Manufacturing & Supply Chain The Wornick Company 10825 Kenwood Road Cincinnati, OH 45242-2811	0.375%

Lealan Westfield Vice President Supply Chain Management and Information Technology The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055 (200 N. 1st Street) McAllen, TX 78501-8700	0.375%

General Barry R. McCaffrey BR McCaffrey Associates LLC 2900 South Quincy Street, Suite 300A Arlington, VA 22206	0.125%

Admiral Joseph W. Prueher 126 Pinewood Road Virginia Beach, VA 23451	0.125%

Admiral Leighton W. Smith, Jr. 17 Barons Drive Pinehurst, NC 28374	0.125%
7.875%

B-2